SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 14, 2011

MIDCAROLINA FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

North Carolina	000-49848	55-6144577
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3101 South Church Street

Burlington, North Carolina 27216

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (336) 538-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

A special meeting of shareholders of MidCarolina Financial Corporation (“MidCarolina”) was held on June 14, 2011. At the meeting, shareholders voted on a proposal to approve the Agreement and Plan of Reorganization, dated as of December 15, 2010, between American National Bankshares, Inc. (“American”) and MidCarolina, and a related Plan of Merger (together, the “Merger Agreement”), pursuant to which MidCarolina will merge with and into a newly-formed subsidiary of American upon the terms and subject the conditions set forth in the Merger Agreement.

A total of 3,158,209 shares of MidCarolina’s common stock were represented at the meeting, in person or by proxy, which amounted to 64.06% of its total outstanding shares. The following table reflects the results of the voting on the proposal at the meeting.

Votes Cast “For”	Votes Cast “Against”	Abstentions	Broker Nonvotes
3,062,973	78,917	16,319	-0-

MidCarolina’s proxy statement for the special meeting also solicited proxies for a separate proposal to be voted on to adjourn or postpone the meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event there were not sufficient votes at the meeting to approve the Merger Agreement. However, after the Merger Agreement was approved by shareholders, that separate proposal was withdrawn and not voted on.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, we have duly caused this Report to be signed on our behalf by the undersigned hereunto duly authorized.

MIDCAROLINA FINANCIAL CORPORATION (Registrant)

Date: June 15, 2011	By:	/S/ Christopher B. Redcay
Christopher B. Redcay
Chief Financial Officer